Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-204282) of ViacomCBS Inc. of our report dated June 25, 2021 relating to the financial statements and supplemental schedules of CBS 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
June 25, 2021